UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

KKR Financial Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32542	20-1426618
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On and effective January 17, 2007, Willy Strothotte was elected to serve on KKR Financial Corp.’s (the “Company”) board of directors. Mr. Strothotte has also been appointed to serve on the Affiliated Transactions Committee and Compensation Committee of the board of directors.

ITEM 5.03             Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On and effective January 17, 2007, the Company’s board of directors amended the Bylaws of the Company to increase the authorized number of directors from twelve to thirteen in order to effectuate the appointment of Mr. Strothotte to the Company’s board of directors. See Item 5.02 above.  A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits.

Exhibit 3.1              Amended and Restated Bylaws of KKR Financial Corp. (effective January 17, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Corp.
(Registrant)
Date: January 17, 2007		/s/ JEFFREY B. VAN HORN
Jeffrey B. Van Horn
Chief Financial Officer
	By:	(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of KKR Financial Corp. (effective January 17, 2007)